Amendment No. 14 to the Travelers Group
                       Stock Option Plan (the "SOP Plan")
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     As of July 24, 1996, the Board of Directors of Travelers Group Inc. hereby approves the following amendments to the SOP Plan:

1. The first paragraph of Section 2 is amended to read in its entirety as follows:

     The Plan shall be administered by the Committee. For purposes of this Plan, "Committee" shall mean, with respect to employees who are subject to the reporting requirements of Section 16(a) of the 1934 Act (as defined below) ("Section 16(a) Persons"), the Incentive Compensation Subcommittee, and with respect to all other Optionees (as defined in Section 3(b) hereof), either the Nominations and Compensation Committee or the Incentive Compensation Subcommittee, as the case may be. "Incentive Compensation Subcommittee" shall mean a subcommittee of the Nominations and Compensation Committee, appointed by the Nominations and Compensation Committee, the composition of which subcommittee shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to grants made to Section 16(a) Persons, and who qualify, and remain qualified as "outside directors" as defined in Section 162(m) of the Code; and "Nominations and Compensation Committee" shall mean the Nominations and Compensation Committee appointed by the Board of Directors of the Company (the "Board").

2. The words "(or, if necessary for tax purposes, a subcommittee thereof)" in the first sentence of Section 3(b) are deleted.

3.   Section 5(c) is amended to read in its entirety as follows:

     Options, reload Options and, during any period of restrictions on transferability, incremental shares, may not be sold, assigned, pledged, hypothecated or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, except as provided in this Section 5(c). The Committee may permit (on such terms, conditions and limitations as it shall establish) Options and reload Options to be transferred one time to, or to a trust or similar vehicle for the benefit of an Optionee's immediate family members (the "Permitted

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     Transferees"). All rights with respect to Options granted to an Optionee shall be exercisable during his or her lifetime only by the Optionee, or if applicable, the Permitted Transferees. An Optionee may designate one or more beneficiaries to succeed to the rights of the Optionee with respect to Options granted under the Plan in the event of the death of the Optionee, by providing written notice of such designation to the Committee on such form as may be prescribed by the Committee. If no such notice is received, the Optionee's estate shall succeed to the rights of the Optionee with respect to Options granted under the Plan.

4.   In Section 9(m), the second sentence is deleted in its entirety.

5.   Subsection 9(p) is deleted in its entirety.

6. The amendments set forth in paragraphs 1 through 3 shall become effective on July 24, 1996. The amendments set forth in paragraphs 4 and 5 shall become effective on the date designated by the General Counsel of the Company as the effective date for the Company's employee benefit plans to be subject to Rule 16b-3 as promulgated by the Securities and Exchange Commission on May 30, 1996.